Exhibit 2

UNOFFICIAL TRANSLATION OF POWER OF ATTORNEY GRANTED BY INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V. IN FAVOR OF MAURICIO IBAÑEZ CAMPOS

“PUBLIC DEED EIGHT THOUSAND ONE HUNDRED TWELVE

BOOK NUMBER TWO HUNDRED FIFTY ONE

IN MEXICO, FEDERAL DISTRICT, on October ten of two thousand twelve, I, MR. EDUARDO FRANCISCO GARCIA VILLEGAS SÁNCHEZ CORDERO, Notary Public number two hundred forty eight of the FEDERAL DISTRICT, certify the POWER OF ATTORNEY granted by “INFRAESTRUCTURA Y TRANSPORTES MÉXICO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, hereinafter the “GRANTOR”, represented by Messrs. Francisco Javier García de Quevedo Topete (who also uses from time to time the name Xavier García de Quevedo Topete) and Daniel Muñiz Quintanilla, in favor of Messrs. MAURICIO IBAÑEZ CAMPOS, MAURICIO JAVIER VIVES TORRES and RODRIGO SANDOVAL NAVARRO, hereinafter the “GRANTEES”, in the following terms:

CLAUSES

FIRST.- The GRANTOR grants to the GRANTEES the following power of attorney to be exercised INDIVIDUALLY:

General power for lawsuits and collections with all the general and special authorities, including the authorities that require a special clause pursuant to the law, in accordance with the first paragraph of Article two thousand five hundred and fifty four and article two thousand five hundred and eighty seven of the Civil Code for the Federal District (Código Civil para el Distrito Federal) and its correlatives of the Federal Civil Code (Código Civil Federal) and the Civil Codes of the States of the Republic (Códigos Civiles de los Estados de la República), including the authority to withdraw, including from “amparo” proceedings, file criminal accusations and complaints, settle, appoint arbitrators, make and respond to requests for admission, recuse judges, receive payments, file all types of appeals or recourses, consent to judgments, make biddings in judicial auctions or sales, intervene in investigations and criminal procedures in which the corporation is a party, assist the Public Ministry (Ministerio Público), bring criminal indemnity actions and actions for damages, withdraw from all of the mentioned proceedings, grant pardons and in general perform all legal acts necessary for the defense and protection of the rights of the corporation before all classes of Civil, Federal, State, Municipal and Military authorities.

SECOND.- The GRANTOR grants to the GRANTEES the following power of attorney to be exercised JOINTLY by any two of them or by any one of them jointly with another person with the same or broader powers to represent the Corporation:

Power of attorney for acts of administration in accordance with the second paragraph of article two thousand five hundred and fifty four of the Civil Code for the Federal District (Código Civil para el Distrito Federal) and its correlatives of the Federal Civil Code (Código Civil Federal) and the Civil Codes of the Sates of the Mexican Republic (Códigos Civiles de los Estados de la República Mexicana)

I, THE NOTARY, CERTIFY THAT:

I.-    I duly identified myself as a notary before the appearing parties, who in my opinion have legal capacity to execute this act and I confirmed their identities with the following official documents with photos:

FRANCISCO JAVIER GARCIA DE QUEVEDO TOPETE, passport number … issued by the Secretary of Foreign Relations (Secretaría de Relaciones Exteriores)

DANIEL Muñiz Quintanilla, voting credential number … issued by the Federal Electoral Institute (Instituto Federal Electoral)

Documents in copy validly verify with their originals are attached in the appendix of this deed marked with letter “A”

II.-    I represented to the appearing parties that in the event that the power of attorney contained in this deed originates the possibility to perform an activity by a foreign person, which is not previously authorized by the Governmental Secretary (Secretaría de Gobernación), the performance of such activity will be subject to the authorization of such Secretary.

III.-    The representatives of “INFRAESTRUCTURA Y TRANSPORTES MÉXICO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE represent that the corporation has no obligation to be registered in the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras).

IV.-    The representatives of “INFRAESTRUCTURA Y TRANSPORTES MÉXICO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE certify their legal capacity with the following documents:

A).- With respect to Mr. FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE (who also uses from time to time the name XAVIER GARCÍA DE QUEVEDO TOPETE), with public deed number eighty three thousand six hundred and sixty two, dated October thirty-first, two thousand, granted before Mr. Cecilio González Márquez, Notary public of the notary’s office number one hundred fifty one of the Federal District, which first testimony was registered in the Commerce Registry of this capital under number two hundred sixty eight thousand two hundred eighty two, and

B).- With respect to Mr. DANIEL MUÑIZ QUINTANILLA, with public deed number one hundred thirty six thousand eight hundred and eighty five, dated May twelfth, two thousand nine, granted by the same mentioned Notary, which first testimony was registered in the Commerce Registry of this capital under number two hundred sixty eight thousand two hundred eighty two and with the certifications that are attached to the appendix of this deed marked with the letter “B”, and they declare that such legal capacity has not been revoked or amended and has not expired, and that the Grantor is legally capacitated to celebrate this act.

V.-    The appearing parties represent that they are:

FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE (who also uses from time to time the name XAVIER GARCÍA DE QUEVEDO TOPETE) …

DANIEL MUÑIZ QUINTANILLA ...

VI.-    The appearing parties represent that all the representations made by them in this deed were made under oath and that the notary told them about the felonies that are incurred by persons who declare false information.

VII.-     That I had on sight the documents described in this deed.

VIII.-     After being read this deed to the appearing parties, I explained its value and the legal consequences of its content. The appearing parties expressed their conformity with the deed and signed it on October ten of two thousand twelve, which deed I authorize at that same moment. I give faith.

SIGNATURE OF FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE .- SIGNATURE OF DANIEL MUÑIZ QUINTANILLA.- SIGNATURE OF EDUARDO FRANCISCO GARCÍA VILLEGAS SÁNCHEZ CORDERO.- AUTHORIZING SEAL.”

For purposes of complying with article two thousand five hundred fifty four of the Federal District Civil Code, such article is transcribed:

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